As filed with the Securities and Exchange Commission on August 20, 1999
                                                        Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                               -------------
                                  FORM S-8
           Registration Statement Under The Securities Act of 1933
                               ---------------
                               FOODMAKER, INC.
           (Exact name of registrant as specified in its charter)

        DELAWARE                                          95-2698708
     (State or other                                   (I.R.S. Employer
     jurisdiction of                                Identification Number)
    incorporation or
      organization)

                             9330 Balboa Avenue
                      San Diego, California  92123-1516
             (Address of principal executive offices) (Zip code)
                               ---------------
                    Foodmaker, Inc. Amended and Restated
                   Non-Employee Director Stock Option Plan
                          (Full title of the Plan)
                               ---------------

                          LAWRENCE E. SCHAUF, Esq.
                   Executive Vice President and Secretary
                             9330 Balboa Avenue
                      San Diego, California  92123-1516
                   (Name and address of agent for service)
                               (858) 571-2435
      (Telephone number, including area code, of agent for service)(8)
                              ----------------

                                 Copies to:
                            ANDREW E. BOGEN, Esq.
                         Gibson, Dunn & Crutcher LLP
                            333 So. Grand Avenue
                     Los Angeles, California  90071-3197
                               (213) 229-7000
                               ---------------
                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                  Proposed       Proposed
   Title of                        maximum        maximum
  securities                      offering       aggregate      Ammount of
    to be       Amount to be       price         offering      registration
  registered    registered(1)   per share(2)      price(2)         fee
-------------------------------------------------------------------------------
Common Stock,
par value $.01    650,000
per share         shares         $23.0625        $14,990,625     $4,168.00

(1) Pursuant to rule 416, there are also being registered hereunder such indeterminate number of shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on August 13, 1999.
-------------------------------------------------------------------------------

                                   PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents which have been filed by Foodmaker, Inc., a Delaware corporation ("Foodmaker" or the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1998;

          (2) The Company's Quarterly Report on Form 10-Q for the quarterly periods ended January 17, 1999, April 11, 1999 and July 4, 1999;

          (3) The Company's Current Reports on Form 8-K dated April 1, 1999 and July 20, 1999; and

          (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-9390) filed February 11, 1992.

     In addition, all documents filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed documents which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Certificate of Incorporation and Bylaws of the Company provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the full extent permitted by the Delaware General Corporation Law.

Item 8.   Exhibits.

     Number       Description
     ------       -----------

     4.1          Foodmaker, Inc. Amended and Restated Non-
                  Employee Director Stock Option Plan
     4.2          Restated Certificate of Incorporation(1)
     4.3          Restated Bylaws(2)
     5            Opinion of Gibson, Dunn & Crutcher LLP
     23.1         Consent of Gibson, Dunn & Crutcher LLP
                  (included in Exhibit 5)
     23.2         Consent of KPMG Peat Marwick LLP
     24           Power of Attorney(3)

-------------
(1) Previously filed and incorporated herein by reference from registrant's Annual Report of Form 10-K for the fiscal year ended September 29, 1996.
(2) Previously filed and incorporated herein by reference from registrant's Current Report on Form 8-K as of July 26, 1996.
(3)  Included in this Registration Statement at page 5.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 20th of August, 1999.

                                        FOODMAKER, INC.


                                        By:  ROBERT J. NUGENT
                                             ----------------
                                             Robert J. Nugent
                                             President, Chief Executive Officer
                                             and Director

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lawrence E. Schauf, Robert J. Nugent and Charles W. Duddles, and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature                Title                        Date
------------------                -----                        ----

JACK W. GOODALL           Chairman of the Board             August 20, 1999
--------------------
Jack W. Goodall

ROBERT J. NUGENT          President, Chief Executive        August 20, 1999
--------------------      Officer and Director
Robert J. Nugent

CHARLES W. DUDDLES        Executive Vice President,         August 20, 1999
--------------------      Chief Financial Officer,
Charles W. Duddles        Chief Administrative
                          Officer and Director

DARWIN J. WEEKS           Vice President,                   August 20, 1999
--------------------      Controller and Chief
Darwin J. Weeks           Accounting Officer

MICHAEL E. ALPERT         Director                          August 20, 1999
--------------------
Michael E. Alpert


--------------------      Director                          August ___, 1999
Jay W. Brown

PAUL T. CARTER            Director                          August 20, 1999
--------------------
Paul T. Carter

MURRAY H. HUTCHINSON      Director                          August 20, 1999
--------------------
Murray H. Hutchison


--------------------      Director                          August ___, 1999
Edward Gibbons

L. ROBERT PAYNE           Director                          August 20, 1999
--------------------
L. Robert Payne

                                    EXHIBIT INDEX

Number      Description
------      -----------

4.1         Foodmaker, Inc. Amended and Restated Non-Employee
            Director Stock Option Plan
4.2         Restated Certificate of Incorporation(1)
4.3         Restated Bylaws(2)
5           Opinion of Gibson, Dunn & Crutcher LLP
23.1        Consent of Gibson, Dunn & Crutcher LLP
            (included in Exhibit 5)
23.2        Consent of KPMG Peat Marwick LLP
24          Power of Attorney(3)

---------------
(1) Previously filed and incorporated herein by reference from registrant's Annual Report of Form 10-K for the fiscal year ended September 29, 1996.

(2) Previously filed and incorporated herein by reference from registrant's Current Report on Form 8-K as of July 26, 1996.

(3)  Included in this Registration Statement at page 5.